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                                              EXHIBIT 10-14




                     ROCHESTER GAS AND ELECTRIC CORPORATION
                           DEFERRED COMPENSATION PLAN

                                NOVEMBER 1, 1993
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                     ROCHESTER GAS AND ELECTRIC CORPORATION
                           DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS
                               -----------------

                                                            Page
                                                            ----

1.0   BACKGROUND

      1.1   Introduction

2.0   EXPLANATION OF PLAN

      2.1   Effective Date
      2.2   Eligibility
      2.3   Interest in the Plan; Deferred
               Compensation Account
      2.4   Amount of Deferral
      2.5   Time of Election of Deferral
      2.6   Accounts and Investments
      2.7   Participant's Option to Reallocate
               Amounts
      2.8   Reinvestment of Income
      2.9   Payment of Deferred Compensation
      2.10  Manner of Electing Deferral, Choosing
               Investments and Choosing Payment
               Options

3.0   ADMINISTRATION OF THE PLAN

      3.1   Statement of Account
      3.2   Assignability
      3.3   Business Days
      3.4   Administration
      3.5   Amendment
      3.6   Liability




                                     (i)
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                     ROCHESTER GAS AND ELECTRIC CORPORATION
                           DEFERRED COMPENSATION PLAN


                                1.0  BACKGROUND
                                ---------------

1.1   Introduction
      ------------

      The Rochester Gas and Electric Corporation Deferred Compensation Plan ("Plan") provides the opportunity for Directors to defer all or part of their fees and key employees to defer all or part of their salary and/or incentive plan awards ("Compensation") payable by Rochester Gas and Electric Corporation ("Company") to future years as part of their financial planning.


                            2.0  EXPLANATION OF PLAN
                            ------------------------

2.1   Effective Date
      --------------

      The Plan will be effective upon adoption by the Board of Directors and shall cover Compensation earned after January 1, 1994.

2.2   Eligibility
      -----------

      The Plan is available (a) to Directors of the Company and (b) to officers and employees of the Company who are designated as eligible by the Deferred Compensation Committee described in Section 3.4 ("Committee").

2.3   Interest in the Plan; Deferred Compensation Account
      ---------------------------------------------------

      A Deferred Compensation Account shall be established for each eligible person who elects to defer Compensation ("Participant"). A Participant's interest in the Plan shall be the Participant's right to receive payments under the terms of the Plan. A Participant's payments from the Plan shall be based upon the value attributable to the Participant's Deferred Compensation Account, as described in Section 2.6(c).

2.4   Amount of Deferral
      ------------------

      (a) A Director Participant may elect to defer receipt of all or a part of his or her Compensation, and an employee Participant may elect to defer up to fifty percent (50%) of the Participant's annual base salary and up to one hundred percent (100%) of any Short-Term Executive Incentive Plan awards.
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                                    - 2 -

      (b) Notwithstanding Section 2.4(a), Compensation shall not be deferred to the extent that the deferral would cause the Participant to have insufficient funds available to provide for all withholdings he or she has authorized to be made or which are required by law to be made from his or her Compensation.

2.5   Time of Election of Deferral
      ----------------------------

      (a) An election to defer Compensation must be made before the Compensation is earned. In the case of salary and Directors' fees, the election to defer must be made prior to the year in which the salary or Directors' fees will be earned. In the case of incentive plan awards, the election to defer must be made during the year preceding the year for which the award will be paid prior to the time at which it can be determined whether a Participant has earned a specific award.

      (b) Once made, an election to defer for a particular year is irrevocable.

      (c) A Director shall elect to defer Directors' fees payable for services rendered after January 1, 1994, under the terms of this Plan.
            Solely for purposes of determining future account balances under the Rochester Gas and Electric Corporation Plan for the Deferral of Directors' Fees adopted July 18, 1979 (the "Directors' Plan"), a Director may elect to treat all or a portion of the amount standing to his or her account under the Directors' Plan, on November 1, 1993, as having been transferred to this Plan. Except for this change in computing future account balances, all other terms and conditions of the Directors' Plan shall continue to apply to amounts deferred under the Directors' Plan.

2.6   Accounts and Investments
      ------------------------

      (a) The right of any Participant to receive future payments under the provisions of the Plan shall be a contractual obligation of the Company but shall be an unsecured claim against the general assets of the Company.

      (b) An Account shall be maintained for each Participant but this shall be for bookkeeping purposes only.
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                                    - 3 -

            The Company is not obligated to set aside any assets. However, the amount in a Deferred Compensation Account may, in the Company's discretion, be placed in a trust but will nevertheless continue to be an asset of the Company subject to claims of its creditors.

      (c) The amount of Compensation deferred will be credited to the Participant's Deferred Compensation Account as soon as practical after the Compensation would have been paid had there been no election to defer. The amount credited will be deemed to earn annual interest equal to that interest rate prescribed from time to time by the Public Service Commission of the State of New York for customer deposits for service held by the Company. Accounts shall be adjusted annually as of December 31 to reflect contributions, payments, and interest credited.

2.7   Payment of Deferred Compensation
      --------------------------------

      (a) No withdrawal may be made from the Participant's Deferred Compensation Account except as provided in this Section.

      (b) At the time the election to defer is made, the Participant shall choose the date on which payment of the resulting value in the Deferred Compensation Account is to commence, which date shall be either April 1 or October 1 of the year specified by the Participant ("Payment Commencement Date"). In the case of Director Participants, the Payment Commencement Date shall be no later than October 1 of the year during which the Director becomes 70 years of age. In the case of key employee Participants, the Payment Commencement Date shall be no later than October 1 of the year following the year during which the key employee becomes 65 years of age.

      (c) At the time the election to defer is made, the Participant may choose to receive payments either (i) in a lump sum, or (ii) if the Payment Commencement Date is during a year during which the Participant could have retired under a retirement plan of the Company, in up to ten annual installments. The method of paying the Participant's Deferred Compensation Account shall be called the "Method of Payment". The amount of any
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                                    - 4 -

            payment under the Plan shall be the value attributable to the Deferred Compensation Account on the last day of the month preceding the month of the payment date, divided by the number of payments remaining to be made including the payment for which the amount is being determined. Interest shall continue to be credited on a Participant's balance during the installment method of Payment.

      (d) In the event of a Participant's death or total disability before the Participant has received all of the Participant's Deferred Compensation Account, the value of the Account (excluding the amount being paid in installments described in the following sentence) shall be paid either (i) in a lump sum, or (ii) in two to ten annual installments commencing on the first day of April of the year following the Participant's death or total disability, as Participant at the time of deferral may elect. If Participant is receiving installment payments with respect to a year or years of deferral at the time of death or total disability, the balance in the Account for that year or years shall be paid to Participant's estate or to Participant over the installments remaining to be paid.

      (e) A Participant may not change the Payment Commencement Date or Method of Payment for amounts deferred in a particular year after an election has been made for that year. This shall not prevent the Participant from choosing a different Payment Commencement Date and/or Method of Payment for amounts to be deferred in subsequent years.

      (f) Notwithstanding any Payment Commencement Date or Methods of Payment selected by a Participant, the Committee, in its sole discretion, shall have the right to accelerate any such payments or to make payment of the balance in a Participant's Account in a lump sum.

      (g) In the discretion of the Committee, a payment may be made to the Participant from the Deferred Compensation Account at a date earlier than the Payment Commencement Date if a Participant experiences an unforeseeable emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship if early withdrawal were not
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                                    - 5 -
            permitted. A payment based upon unforeseeable emergency cannot exceed the amount required to meet the immediate financial need created by the hardship. The Participant requesting a hardship payment must supply the Committee with a statement indicating the nature of the need creating a financial hardship, the fact that all other reasonably available resources are insufficient to meet the need, and any other information which the Committee decides is necessary to evaluate whether an unforeseeable emergency exists.

      (h) All payments made by the Company shall be subject to all taxes required to be withheld under applicable laws and regulations of any governmental authorities.

2.8   Manner of Electing Deferral, Choosing Investments and Choosing Payment
      ----------------------------------------------------------------------
      Options
      -------

      (a) In order to make any elections or choices permitted hereunder, the Participant must give written notice to the Committee. A notice electing to defer Compensation shall specify:

                (i) the percentage of Compensation to be deferred;

                (ii) the Method of Payment and the Method of Payment to the
                   Participant or the Participant's estate in the event of the Participant's total disability or death; and

                (iii) the Payment Commencement Date.

      (b) An election by a Participant to defer Compensation (including the selection of a Payment Commencement Date and Method of Payment) shall apply only to Compensation deferred in the calendar year for which the election is effective.

      (c) Prior to the commencement of each calendar year, the Company will provide election forms to permit Participants to defer Compensation to be earned during that calendar year.

      (d) The last form received by the Company allocating a Deferred Compensation Account among the funds available shall govern until changed by the receipt by the Company of a subsequent allocation form.
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                                    - 6 -

                        3.0  ADMINISTRATION OF THE PLAN
                        -------------------------------

3.1   Statement of Account
      --------------------

      Statements setting forth the value of a Participant's Deferred Compensation Account will be sent to such Participant annually or more often as the Committee may elect.

3.2   Assignability
      -------------

      No right to receive payments hereunder may be transferred, assigned, or pledged by a Participant, except for transfers by will or by the laws of descent and distribution.

3.3   Business Days
      -------------

      In the event any date specified herein falls on a Saturday, Sunday, or legal holiday, such date shall be deemed to refer to the next business day thereafter.

3.4   Administration
      --------------

      This Plan shall be administered by the Deferred Compensation Committee, which shall consist of one or more employees of the Company appointed by the Chief Executive Officer. The Committee shall have the authority to adopt rules and regulations for carrying out the Plan, and interpret, construe and implement the provisions of the Plan. The decisions of the Committee shall be final and binding on the Participants.

3.5   Amendment
      ---------

      This Plan may at any time and from time to time be amended or terminated by the Board of Directors or Committee on Management of the Board. No amendment or termination shall, without the consent of a Participant, adversely affect such Participant's interest in the Plan.

3.6   Liability
      ---------

      (a) Except in the case of willful misconduct, no director or employee of the Company shall be personally liable for any act done or omitted to be done by such person with respect to this Plan.
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                                    - 7 -

      (b) The Company shall indemnify, to the fullest extent permitted by law, members of the Committee and directors and employees of the Company, both past and present, to whom are or were delegated duties, responsibilities and authority with respect to the Plan, against any and all claims, losses, liabilities, fines, penalties and expenses (including, but not limited to, all legal fees relating thereto), reasonably incurred by or imposed upon such persons, arising out of any act or omission in connection with the operation and administration of the Plan, other than willful misconduct.

      (c) The law of the State of New York shall be controlling as to all matters relating to this Plan.

      IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan document on its behalf this 15th day of October, 1993.

                         ROCHESTER GAS AND ELECTRIC CORPORATION


                         By ROGER W. KOBER


                         Its Chairman, President and CEO